As Filed with the Securities and Exchange Commission on August 28, 2000
                                           Registration No.  333-


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                    DEVON ENERGY CORPORATION
     (Exact name of registrant as specified in its charter)

            DELAWARE                       73-1567067
(State or other jurisdiction of  (I.R.S. Employer Identification No.)
 incorporation or organization)


                  20 NORTH BROADWAY, SUITE 1500
               OKLAHOMA CITY, OKLAHOMA  73102-8260
            (Address of principal executive offices)
                2000 Restricted Stock Bonus Plan
                    (Full title of the plan)

                        J. LARRY NICHOLS
              PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    DEVON ENERGY CORPORATION
                  20 NORTH BROADWAY, SUITE 1500
               OKLAHOMA CITY, OKLAHOMA  73102-8260
                         (405) 235-3611
  (Name, address and telephone number, including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE

   Title of      Amount to   Proposed      Proposed     Amount of
 securities to       be       maximum       maximum    registration
 be registered   registered  offering      aggregate      fee(3)
                    (2)      price per     offering
                               share         price
--------------------------------------------------------------------
 Devon Common     200,000     $ 56.50    $ 11,300,000      $2,983.20
   Stock (1)       Shares
--------------------------------------------------------------------

(1)  Includes the stock purchase rights associated with the Devon
     Common Stock.

(2) There is also being registered hereby such additional number of shares of Devon Common Stock as may be issued pursuant to the anti-dilution provisions of the 2000 Restricted Stock Bonus Plan.

(3) Estimated pursuant to Rule 457(c) and (h) solely for the purposes of computing the registration fee based upon the average of the high and low prices of the Devon Common Stock, as reported on the American Stock Exchange Composite Transactions on August 23, 2000.

                             PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information (1)

Item 2.  Registrant Information and Employee Plan Annual
Information (1)

_____________

(1)  Information required by Part I to be contained in the
     Section 10(a) prospectus is omitted from this Registration
     Statement in accordance with the Note to Part I of the Form
     S-8 and has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1).

                             PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     1. Annual Report on Form 10-K for the year ended December 31, 1999, as filed on March 30, 2000.

     2. Current Reports on Form 8-K dated January 27, 2000, May 26,
        2000, June 5, 2000, June 21, 2000, June 22, 2000, July 12, 2000,
        and July 27, 2000; Current Report on Form 8-K/A dated August 1, 2000; Quarterly Reports on Form 10-Q for the quarter ended March 31, 2000 as filed on May 11, 2000, and for the quarter ended June 30, 2000 as filed on August 11, 2000.

     3. The description of the Registrant's Common Stock set forth in Exhibit 4.9 to the Registrant's Form 8-K, dated August 18, 1999, including any amendment or report filed for purposes of updating any such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock covered by this registration statement have been sold or which deregisters all such shares remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

     Article VIII of the Restated Certificate of Incorporation of Registrant contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The DGCL and the Restated Certificate of Incorporation of the Registrant provide that such provision does not eliminate or limit liability,

     (1) for any breach of the director's duty of loyalty to Registrant or its stockholders,

     (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or

     (4) for any transaction from which the director derived an improper benefit.

     Section 145 of the DGCL permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article X of the Registrant's Restated Certificate of Incorporation provides for such indemnification.

     Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not Registrant would have the power to indemnify such persons against such liabilities under the provisions of such sections. Registrant has purchased such insurance.

     Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Article XIII of the by-laws of Registrant contains provisions regarding indemnification which parallel those described above.

     The merger agreement dated May 19, 1999 between Registrant and PennzEnergy Company, a Delaware corporation ("PennzEnergy") (Commission File No. 1-05591), provides that for seven years after the effective time of the merger, Registrant will indemnify and hold harmless each person who was a director or officer of Registrant or PennzEnergy prior to the effective time from their acts or omissions in those capacities occurring prior to the effective time to the fullest extent permitted by applicable law.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

Exhibit No.    Document
-----------    --------
4.1       Restated Certificate of Incorporation of the
          Registrant (incorporated by reference to Exhibit 3 to Registrant's Form 8-K, filed on August 18, 1999)
4.2       By-laws of the Registrant (incorporated by
          reference to Exhibit 3.3 to Registrant's Registration Statement on Form S-4, File No. 333-82903)
4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant's Form 8-K, filed on August 18, 1999)
4.4       Amendment to Rights Agreement dated as of May 25,
          2000 between Registrant and Fleet National Bank (f/k/a BankBoston, N.A.) (incorporated by reference to Exhibit
          4.2 to Registrant's definitive proxy statement for a special meeting of shareholders filed July 21, 2000)
4.5       Registration Rights Agreement dated as of June 22,
          2000 by and among Registrant and Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc.
          (incorporated by reference to Exhibit 4.1 of
          Registrant's Form 8-K filed July 12, 2000)
4.6       Rights Agreement dated as of August 17, 1999
          between Registrant and BankBoston, N.A. (incorporated
          by reference to Exhibit 4.2 to Registrant's Form 8-K filed on August 18, 1999)
4.7 Certificate of Designations of Series A Junior Participating Preferred Stock of Registrant
          (incorporated by reference to Exhibit 4.3 to
          Registrant's Form 8-K filed on August 18, 1999)
4.8       Certificate of Designations of the 6.49%
          Cumulative Preferred Stock, Series A of Registrant (incorporated by reference to Exhibit 4.4 to
          Registrant's Form 8-K filed on August 18, 1999)
4.9       Description of Capital Stock of Registrant
          (incorporated by reference to Exhibit 4.9 to
          Registrant's Form 8-K filed on August 18, 1999)
4.10 Amending Support Agreement, dated August 17, 1999, between the Registrant and Northstar Energy Corporation (incorporated by reference to Exhibit 4.5 to
          Registrant's Form 8-K filed on August 18, 1999).
4.11      Support Agreement, dated December 10, 1998,
          between the Registrant and Northstar Energy Corporation (incorporated by reference to Exhibit 4.1 to Devon
          Energy Corporation (Oklahoma)'s (predecessor to Registrant) Form 8-K dated as of December 11, 1998)
4.12      Indenture dated as of June 27, 2000 between
          Registrant and The Bank of New York, setting forth the terms of the Zero Coupon Convertible Senior Debentures due 2020 (incorporated by reference to Exhibit 4.2 to Registrant's Form 8-K filed July 12, 2000)
4.13 Indenture dated as of December 15, 1992 between Registrant (as successor by merger to PennzEnergy, as successor by merger to Pennzoil Company) and Texas Commerce Bank National Association, Trustee
          (incorporated by reference to Exhibit 4(o) to Pennzoil Company's Form 10-K filed March 10, 1993 (SEC File No. 1-5591))
4.14      Third Supplemental Indenture dated as of August 3,
          1998 to Indenture dated as of December 15, 1992 among Registrant (as successor by merger to PennzEnergy) and Chase Bank of Texas, National Association, setting forth the terms of the 4.90% Exchangeable Senior Debentures due August 15, 2008 (incorporated by reference to Exhibit 4(g) to PennzEnergy Company's 1998 Form 10-K filed March 23, 1999)
4.15      Fourth Supplemental Indenture dated as of August
          3, 1998 to Indenture dated as of December 15, 1992
          among Registrant (as successor by merger to
          PennzEnergy) and Chase Bank of Texas, National Association, setting forth the terms of the 4.95% Exchangeable Senior Debentures due August 15, 2008 (incorporated by reference to Exhibit 4(h) to
          PennzEnergy Company's 1998 Form 10-K filed March 23,
          1999)
4.16      Fifth Supplemental Indenture dated as of August
          17, 1999 to Indenture dated as of December 15, 1992 among Registrant (as successor by merger to PennzEnergy) and Chase Bank of Texas, National Association (incorporated by reference to Exhibit 4.7 to Registrant's Form 8-K filed August 18, 1999)
4.17      Indenture dated as of February 15, 1986 among
          Registrant (as successor by merger to PennzEnergy) and Chase Bank of Texas, National Association (incorporated by reference to Exhibit 4(a) to Pennzoil Company's Form 10-Q filed July 31, 1986 (SEC File No. 1-5591)
4.18      First Supplemental Indenture dated as of August
          17, 1999 to Indenture dated as of February 15, 1986 among Registrant (as successor by merger to PennzEnergy) and Chase Bank of Texas, National Association (incorporated by reference to Exhibit 4.8 to Registrant's Form 8-K filed August 18, 1999)
5.1       Opinion of McAfee & Taft A Professional
          Corporation
23.1      Consent of KPMG LLP
23.2      Consent of Deloitte & Touche LLP
23.3      Consent of McAfee & Taft A Professional
          Corporation (contained in its opinion in Exhibit 5.1)
23.4      Consent of LaRoche Petroleum Consultants, Ltd.
23.5      Consent of AMH Group, Ltd.
23.6      Consent of Paddock Lindstrom & Associates Ltd.
23.7      Consent of Ryder Scott Company, L.P.
24.1      Power of Attorney
99.1      Devon Energy Corporation 2000 Restricted Stock Bonus Plan
99.2      Award Agreement for Devon Energy Corporation 2000
          Restricted Stock Bonus Plan

Item 9.   Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 28th day of August, 2000.

                                   DEVON ENERGY CORPORATION

                                   By:  J. LARRY NICHOLS
                                        J. Larry Nichols,
                                        President and Chief
                                        Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 28, 2000.

           Signature            Title

JAMES L. PATE                   Chairman of the Board and
James L. Pate                   Director

J. LARRY NICHOLS                President, Chief Executive
J. Larry Nichols                Officer and Director

WILLIAM T. VAUGHN               Senior Vice President - Finance
William T. Vaughn

DANNY J. HEATLY                 Vice President - Accounting
Danny J. Heatly

THOMAS F. FERGUSON              Director
Thomas F. Ferguson

DAVID M. GAVRIN                 Director
David M. Gavrin

MICHAEL E. GELLERT              Director
Michael E. Gellert

MOULTON GOODRUM, JR.            Director
Moulton Goodrum, Jr.

JOHN A. HAGG                    Director
John A. Hagg

HENRY R. HAMMAN                 Director
Henry R. Hamman

WILLIAM J. JOHNSON              Director
William J. Johnson

MICHAEL M. KANOVSKY             Director
Michael M. Kanovsky

ROBERT MOSBACHER, JR.           Director
Robert Mosbacher, Jr.

H.R. SANDERS, JR.               Director
H.R. Sanders, Jr.

BRENT SCOWCROFT                 Director
Brent Scowcroft

ROBERT B. WEAVER                Director
Robert B. Weaver

                        Index to Exhibits

Exhibit
No.       Document                              Method of Filing
-------   --------                              ----------------
4.1 Restated Certificate of Incorporation Incorporated herein by reference of the Registrant
4.2       By-laws of the Registrant             Incorporated herein by reference
4.3       Form of Common Stock Certificate      Incorporated herein by reference
4.4       Amendment to Rights Agreement dated   Incorporated herein by reference
          as of May 25, 2000 between Registrant
          and Fleet National Bank (f/k/a
          BankBoston, N.A.)
4.5       Registration Rights Agreement dated   Incorporated herein by reference
          as of June 22, 2000 by and among
          Registrant and Morgan Stanley & Co.
          Incorporated and Salomon Smith Barney
          Inc.
4.6       Rights Agreement dated as of August   Incorporated herein by reference
          17, 1999 between Registrant and
          BankBoston, N.A.
4.7       Certificate of Designations of        Incorporated herein by reference
          Series A Junior Participating
          Preferred Stock of Registrant
4.8       Certificate of Designations of the    Incorporated herein by reference
          6.49% Cumulative Preferred Stock,
          Series A of Registrant
4.9       Description of Capital Stock of       Incorporated herein by reference
          Registrant
4.10      Amending Support Agreement, dated     Incorporated herein by reference
          August 17, 1999, between the
          Registrant and Northstar Energy
          Corporation
4.11      Support Agreement, dated December     Incorporated herein by reference
          10, 1998, between the Registrant
          and Northstar Energy Corporation
4.12      Indenture dated as of June 27, 2000   Incorporated herein by reference
          between Registrant and The Bank of
          New York, setting forth the
          terms of the Zero Coupon Convertible
          Senior Debentures due 2020
4.13      Indenture dated as of December 15,    Incorporated herein by reference
          1992 between Registrant (as successor
          by merger to PennzEnergy, as
          successor by merger to Pennzoil
          Company) and Texas Commerce Bank
          National Association, Trustee
4.14 Third Supplemental Indenture dated as Incorporated herein by reference of August 3, 1998 to Indenture dated as of December 15, 1992 among
          Registrant (as successor by merger
          to PennzEnergy) and Chase Bank of
          Texas, National Association, setting
          forth the terms of the 4.90% Exchange-
          able Senior Debentures due August
          15, 2008
4.15      Fourth Supplemental Indenture dated   Incorporated herein by reference
          as of August 3, 1998 to Indenture
          dated as of December 15, 1992
          among Registrant (as successor by
          merger to PennzEnergy) and Chase
          Bank of Texas, National Association,
          setting forth the terms of the 4.95%
          Exchangeable Senior Debentures due
          August 15, 2008
4.16 Fifth Supplemental Indenture dated as Incorporated herein by reference of August 17, 1999 to Indenture dated as of December 15, 1992 among
          Registrant (as successor by merger to
          PennzEnergy) and Chase Bank of Texas,
          National Association
4.17      Indenture dated as of February 15,    Incorporated herein by reference
          1986 among Registrant (as successor
          by merger to PennzEnergy) and
          Chase Bank of Texas, National
          Association
4.18 First Supplemental Indenture dated as Incorporated herein by reference of August 17, 1999 to Indenture dated as of February 15, 1986 among
          Registrant (as successor by merger to
          PennzEnergy) and Chase Bank of Texas,
          National Association
4.19      Exchangeable Share Provisions         Incorporated herein by reference
4.20 Amended Exchangeable Share Provisions Incorporated herein by reference dated as of August 17, 1999
5.1       Opinion of McAfee & Taft A            Filed herewith electronically
          Professional Corporation
23.1      Consent of KPMG LLP                   Filed herewith electronically
23.2      Consent of Deloitte & Touche LLP      Filed herewith electronically
23.3      Consent of McAfee & Taft A            Filed herewith electronically
          Professional Corporation (contained
          in its opinion in Exhibit 5.1)
23.4      Consent of LaRoche Petroleum          Filed herewith electronically
          Consultants, Ltd.
23.5      Consent of AMH Group, Ltd.            Filed herewith electronically
23.6      Consent of Paddock Lindstrom &        Filed herewith electronically
          Associates Ltd.
23.7      Consent of Ryder Scott Company, L.P.  Filed herewith electronically
24.1      Power of Attorney                     Filed herewith electronically
99.1      Devon Energy Corporation 2000         Filed herewith electronically
          Restricted Stock Bonus Plan
99.2      Award Agreement for Devon Energy      Filed herewith electronically
          Corporation 2000 Restricted Stock
          Bonus Plan

                                                               Exhibit 5.1

                           Law Offices
                          McAfee & Taft
                   A Professional Corporation
                10th Floor, Two Leadership Square
                       211 North Robinson
               Oklahoma City, Oklahoma 73102-7103
                         (405) 235-9621
                       Fax (405) 235-0439
                    http://www.mcafeetaft.com

                         August 28, 2000

Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma  73102

                              Re:  2000  Restricted  Stock  Bonus
                                   Plan

Ladies and Gentlemen:

     Reference is made to your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission today with respect to 200,000 shares of common stock, $.10 par value per share (the "Common Stock") to be issued pursuant to the Devon Energy Corporation 2000 Restricted Stock Bonus Plan (the "Plan").

     We have examined your corporate records and made such other investigations as we deemed appropriate for the purpose of this opinion.

     Based upon the foregoing, we are of the opinion that:

1. Devon Energy Corporation (the "Company") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The issuance of the Common Stock has been duly authorized by appropriate corporate action on behalf of the Company.

3. When issued pursuant to the Plan, the Common Stock will be validly issued, and will be fully paid and non-assessable.

     We hereby consent to the inclusion of this opinion as an exhibit to the above mentioned Registration Statement.

                              Very Truly Yours,

                              MCAFEE & TAFT A PROFESSIONAL CORPORATION
                              McAfee & Taft A Professional Corporation

                                                              Exhibit 23.1
                  INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Devon Energy Corporation

We consent to incorporation by reference herein of our report dated February 9, 2000, relating to the consolidated balance sheets of Devon Energy Corporation and subsidiaries as of December 31, 1999, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years then ended, which report appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

                                            KPMG LLP
Oklahoma City, Oklahoma
August 28, 2000

                                                        Exhibit 23.2

               [Deloitte & Touche LLP letterhead]

                  INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in the Registration Statement on Form S-8 of Devon Energy Corporation and our report dated January 20, 1999 to the shareholders of Northstar Energy Corporation, relating to the consolidated balance sheets of Northstar Energy Corporation and subsidiaries as at December 31, 1998 and 1997 and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the years then ended, which report appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Chartered Accountants

Calgary, Albert, Canada
August 22, 2000

                                                          Exhibit 23.4

                 PETROLEUM CONSULTANT'S CONSENT

We consent to incorporation by reference in the Registration Statement on Form S-8 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 1999, which appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

LAROCHE PETROLEUM CONSULTANTS, LTD.

WILLIAM M. KAZMANN
William M. Kazmann, Partner

August 18, 2000

                                                           Exhibit 23.5
Devon Energy Corporation
20 North Broadway, Suite 1500
Oklahoma City, Oklahoma
U.S.A. 73102-8260

Attention:     Patricia M. Douglas

                             Re: Consent of Independent
                                 Petroleum Consultants

We consent to incorporation by reference in the Registration Statement on Form S-8 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 1998, which appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

AMH GROUP LTD.

ROBIN C. MANN
Robin C. Mann, P. Geol.
Vice President

                                                        Exhibit 23.6

        [Paddock Lindstrom & Associates Ltd. Letterhead]

                 PETROLEUM CONSULTANT'S CONSENT

We consent to incorporation by reference in the Registration Statement on Form S-8 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 1999, which appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

PADDOCK LINDSTROM & ASSOCIATES LTD.

D.L. PADDOCK
D.L. Paddock, P. Eng.
Vice President

                                                         Exhibit 23.7

                [Ryder Scott Company letterhead]

                 PETROLEUM CONSULTANT'S CONSENT

We consent to incorporation by reference in the Registration Statement on Form S-8 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 1999, which appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

                                    RYDER SCOTT COMPANY, L.P.
                                    Ryder Scott Company, L.P.
Houston, Texas
August 15, 2000

                                                        Exhibit 24.1

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Larry
Nichols, H. Allen Turner and Marian J. Moon, and each or any one of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to a Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Dated this 28th day of August, 2000.

           Signature            Title

JAMES L. PATE                   Chairman of the Board and
James L. Pate                   Director

J. LARRY NICHOLS                President, Chief Executive
J. Larry Nichols                Officer and Director

WILLIAM T. VAUGHN               Senior Vice President - Finance
William T. Vaughn

DANNY J. HEATLY                 Vice President - Accounting
Danny J. Heatly

THOMAS F. FERGUSON              Director
Thomas F. Ferguson

DAVID M. GAVRIN                 Director
David M. Gavrin

MICHAEL E. GELLERT              Director
Michael E. Gellert

MOULTON GOODRUM, JR.            Director
Moulton Goodrum, Jr.

JOHN A. HAGG                    Director
John A. Hagg

HENRY R. HAMMAN                 Director
Henry R. Hamman

WILLIAM J. JOHNSON              Director
William J. Johnson

MICHAEL M. KANOVSKY             Director
Michael M. Kanovsky

ROBERT MOSBACHER, JR.           Director
Robert Mosbacher, Jr.

H.R. SANDERS, JR.               Director
H.R. Sanders, Jr.

BRENT SCOWCROFT                 Director
Brent Scowcroft

ROBERT B. WEAVER                Director
Robert B. Weaver

                                                              Exhibit 99.1


                    DEVON ENERGY CORPORATION

                2000 RESTRICTED STOCK BONUS PLAN
                    DEVON ENERGY CORPORATION
                2000 RESTRICTED STOCK BONUS PLAN

                        Table of Contents

                                                             Page

ARTICLE I PURPOSE                                               1
     Section 1.1  Purpose                                       1
     Section 1.2  Establishment                                 1
     Section 1.3  Shares Subject to this Plan                   1

ARTICLE II DEFINITIONS                                          1
     Section 2.1  "Award" or "Restricted Stock Bonus            1
     Section 2.2  "Award Agreement                              1
     Section 2.3  "Board                                        1
     Section 2.4  "Code                                         1
     Section 2.5  "Committee                                    1
     Section 2.6  "Common Stock                                 2
     Section 2.7  "Date of Grant                                2
     Section 2.8  "Eligible Employee(s)                         2
     Section 2.9  "Exchange Act                                 2
     Section 2.10 "Fair Market Value                            2
     Section 2.11 "Participant                                  2
     Section 2.12 "Plan                                         2
     Section 2.13 "Subsidiary                                   2

ARTICLE III ADMINISTRATION                                      2
     Section 3.1  Administration of this Plan; the Committee    2
     Section 3.2  Committee to Make Rules and Interpret Plan    3

ARTICLE IV GRANT OF AWARDS                                      3
     Section 4.1  Committee to Grant Awards                     3

ARTICLE V ELIGIBILITY                                           4

ARTICLE VI RESTRICTED STOCK BONUS                               4
     Section 6.1  Grant of Restricted Stock Bonus               4
     Section 6.2  Conditions of Restricted Stock Bonus          4

ARTICLE VII STOCK ADJUSTMENTS                                   5

ARTICLE VIII GENERAL                                            6
     Section 8.1  Amendment or Termination of Plan              6
     Section 8.2  Termination of Employment                     6
     Section 8.3  Withholding Taxes                             6
     Section 8.4  Dividends and Dividend Equivalents            6
     Section 8.5  Amendments to Awards                          6
     Section 8.6  Regulatory Approval and Listings              7
     Section 8.7  Right to Continued Employment                 7
     Section 8.8  Reliance on Reports                           7
     Section 8.9  Construction                                  7
     Section 8.10 Governing Law                                 7

                                 ARTICLE I
                                  PURPOSE

     Section 1.1    Purpose.  This Devon Energy Corporation 2000
Restricted Stock Bonus Plan (the "Plan") is established by Devon Energy Corporation (the "Company") to create incentives which are designed to motivate participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, this Plan provides for the granting of a Restricted Stock Bonus to Participants on the terms and conditions set forth in this Plan.

     Section 1.2 Establishment. This Plan is effective as of April 1, 2000 (the "Effective Date") and for a period of 10 years after such date. This Plan shall continue in effect until all matters relating to the payment of Awards and administration of this Plan have been settled.

     Section 1.3 Shares Subject to this Plan. Subject to the limita-tions set forth in this Plan, Awards may be made under this Plan for a total of Two Hundred Thousand (200,000) shares of Common Stock.

                               ARTICLE II
                               DEFINITIONS

     Section 2.1 "Award" or "Restricted Stock Bonus" means an Award granted under Article V of this Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations as the Committee may establish by the Award Agreement or otherwise.

     Section 2.2 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award, in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

     Section 2.3    "Board" means the Board of Directors of the Company.

     Section 2.4 "Code" means the Internal Revenue Code of 1986, as amended. References in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     Section 2.5 "Committee" means the Compensation and Stock Option Committee of the Board.

     Section 2.6 "Common Stock" means the common stock, par value $.10 per share, of the Company and, after substitution, such other stock as shall be substituted therefor as provided in Article VII.

     Section 2.7 "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     Section 2.8 "Eligible Employee(s)" means any employee of the Company or a Subsidiary.

     Section 2.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     Section 2.10 "Fair Market Value" means (A) during such time as the Common Stock is listed upon the American Stock Exchange or any other established stock exchange, the closing price of the Common Stock as reported by such stock exchange on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange that day, on the next preceding day on which there was a sale of such Common Stock; or (B) during any such time as the Common Stock is not listed upon an established stock exchange, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.; or (C) during any such time as the Common Stock cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

     Section 2.11 "Participant" means an Eligible Employee of the Company or a Subsidiary to whom an Award has been granted by the Committee under this Plan.

     Section 2.12 "Plan" means the Devon Energy Corporation 2000 Restricted Stock Bonus Plan.

     Section 2.13 "Subsidiary" shall have the same meaning set forth in Section 424 of the Code, or any other entity which is an affiliate of the Company. "Affiliate" means an "affiliate" as defined in the Securities Act of 1933, as amended.

                                ARTICLE III
                               ADMINISTRATION

     Section 3.1 Administration of this Plan; the Committee. For purposes of administration, this Plan shall be administered by the Committee.

     Unless otherwise provided in the by-laws of the Company or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts reduced to, or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

     Subject to the provisions of this Plan, the Committee shall have exclusive power to:

          (a) Approve the Eligible Employee to participate in this Plan upon recommendation and prior approval by the Executive Committee of the Company.

          (b)  Determine the time or times when Awards will be made.

          (c) Determine the form of an Award, the number of shares of Common Stock subject to the Award, all the terms, conditions
(including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

          (d) Accelerate the vesting or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company.

          (e) Take any and all other action it deems necessary or advisable for the proper operation or administration of this Plan.

     Section 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of this Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to this Plan as it may deem necessary or advisable for the administration of this Plan. The Committee's interpretation of this Plan or any Awards granted pursuant hereto and all decisions and determinations by the Committee with respect to this Plan shall be final, binding, and conclusive on all parties.

                             ARTICLE IV
                           GRANT OF AWARDS

     Section 4.1 Committee to Grant Awards. The Committee may, from time to time, grant Awards to one or more Eligible Employees, provided:

          (a) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance and delivery of shares of Common Stock to the Participant shall be available again for grant under this Plan.

          (b) Common Stock delivered by the Company in payment of any Award under this Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

          (c) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

                                ARTICLE V
                               ELIGIBILITY

Subject to the provisions of this Plan, the Committee shall, from time to time, select from the Eligible Employees those to whom Awards shall be granted and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

                                ARTICLE VI
                            RESTRICTED STOCK BONUS

     Section 6.1 Grant of Restricted Stock Bonus. The Committee may, from time to time, subject to the provisions of this Plan and such other terms and conditions as it may determine, grant a Restricted Stock Bonus to any Eligible Employee. A Restricted
Stock Bonus shall be awarded in such number and at such times during the term of this Plan as the Committee shall determine.
Each Restricted Stock Bonus may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Bonus.

     Section 6.2 Conditions of Restricted Stock Bonus. The grant of a Restricted Stock Bonus shall be subject to the following:

          (a) Restriction Period. In addition to any vesting conditions determined by the Committee, including, but not by way of limitation, the achievement by the Company of specified performance criteria, vesting of each Restricted Stock Bonus may require the holder to remain in the employment of the Company or a Subsidiary for a prescribed period (a "Restriction Period"). The Committee shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Bonus or portion thereof; provided, however, all Restricted Stock Bonus shall have a minimum Restriction Period of at least six months from the date of grant. At the end of the Restriction Period, assuming the fulfillment of such other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Bonus or portion thereof. The Committee may, in its sole discretion, modify or accelerate the vesting of a Restricted Stock Bonus under such circumstances as it deems appropriate.

          (b) Restrictions. The holder of a Restricted Stock Bonus may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Bonus during the applicable Restriction Period.
The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Bonus as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          (c) Rights as Shareholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Bonus all or any of the rights of a shareholder with respect to said shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted
Stock with respect to which they were paid.

                             ARTICLE VII
                           STOCK ADJUSTMENTS

In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to this Plan as provided in Article IV hereof, and each share theretofore appropriated under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of
Section 424 of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to this Plan, or in any Award theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under this Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under this Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this
Article VII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to payment or settlement of such Award.

     No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

                            ARTICLE VIII
                               GENERAL

     Section 8.1 Amendment or Termination of Plan. The Board may suspend or terminate this Plan at any time. In addition, the Board may, from time to time, amend this Plan in any manner, provided no such amendment shall adversely affect any Participant's rights in Restricted Stock which has become vested.

     Section 8.2 Termination of Employment. If a Participant's employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement, or any approved reason, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant's Award Agreement provides otherwise. The Committee shall (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of this Plan, and (ii) determine the treatment of a Participant under this Plan (including forfeiure of any unearned and/or unpaid Awards) in the event of his or her death, disability, retirement, or termination for an approved reason. The Committee shall also determine the method, if any, for accelerating the vesting of any Restricted Stock
Bonus.

     Section 8.3 Withholding Taxes. A Participant may pay the amount of taxes required by law when an Award is required to be included in the Participant's taxable income (i) in cash, (ii) by delivering to the Company shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes, or (iii) by directing the Company to withhold from the shares of Common Stock to be delivered to the Participant shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of such required withholding taxes.

     Section 8.4 Dividends and Dividend Equivalents. The Committee may choose, at the time of the grant of any Award or any time there-after up to the time of payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents granted hereunder shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional shares of Common Stock.

     Section 8.5 Amendments to Awards. The Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently vested, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant's consent.

     Section 8.6 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval by the Board, and keep continuously effectively and usable, a Registration State-ment on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates representing shares of Common Stock evidencing Restricted Stock Bonus prior to:

          (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

          (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

          (c) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

     Section 8.7 Right to Continued Employment. Participation in this Plan shall not give any Eligible Employee any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible
Employee or any other individual any right to be selected as a Partici-pant or to be granted an Award.

     Section 8.8 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with this Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     Section 8.9 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for the convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

     Section 8.10 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma, except as superseded by applicable Federal law.

                                                           Exhibit 99.2
                       AWARD AGREEMENT FOR
                    DEVON ENERGY CORPORATION
                2000 RESTRICTED STOCK BONUS PLAN

                       AWARD AGREEMENT FOR
                    DEVON ENERGY CORPORATION
                2000 RESTRICTED STOCK BONUS PLAN


          THIS AWARD AGREEMENT (the "Agreement") entered into as of the ____ day of _________ , 2000, by and between Devon Energy
Corporation, a Delaware corporation (the "Company") and
____________________________________ (the "Participant");

                      W I T N E S S E T H:

          WHEREAS, the Company has previously adopted the Devon
Energy Corporation 2000 Restricted Stock Bonus Plan and certain amendments thereto (the "Plan"); and

          WHEREAS, in connection with his or her employment with the Company, the Company desires to award to the Participant __________________________________ (________) shares of the
Company's Common Stock under the Plan subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, the Participant and the Company agree as follows (all capitalized terms used herein, unless otherwise defined, have the meaning ascribed to such terms as set forth in the Plan):

          1. The Plan. The Plan, a copy of which is attached hereto as Exhibit A, is hereby incorporated by reference herein and made a part hereof for all purposes, and when taken with this Agreement shall govern the rights of the Participant and the Company with respect to the Award (as defined below).

          2. Grant of Award. The Company hereby grants to the Participant an award (the "Award") of ____________________________________ (________) shares of the
Company Common Stock, par value $.10 (the "Stock"), on the terms and conditions set forth herein and in the Plan.

          3.   Terms of Award.

               (a) Escrow of Shares. A certificate representing the Stock subject to the Award (the "Restricted Stock") shall be issued on behalf of the Participant and shall be escrowed with the Secretary of the Company (the "Escrow Agent") subject to removal of the restrictions placed thereon or forfeiture pursuant to the terms of this Agreement.

               (b) Vesting. If the Participant's employment with the Company (or any one or more of the Subsidiaries) remains full-time and continuous at all times prior to any of the vesting dates specified below (the "Vesting Dates"), then, the Participant shall be entitled, subject to the applicable provisions of the Plan and this Agreement having been satisfied, to receive on or within a reasonable time after the applicable Vesting Dates, on accumulative basis, the number of shares of Stock determined by multiplying the aggregate shares of Stock subject to the Award by the designated percentage set forth opposite the Vesting Date. Once vested pursuant to the terms of this Agreement, the Restricted Stock shall be deemed "Vested Stock."

                        Vesting Schedule
                        ----------------
       Vesting Dates                   Percent of Award Vested
       -------------                   -----------------------
       January 1, 2001                          25%
       January 1, 2002                          25%
       January 1, 2003                          25%
       January 1, 2004                          25%

In the event that the Participant is no longer employed by the Company, or any of its Subsidiaries, on the applicable Vesting Date, then, the Participant shall forfeit the unvested portion of the Award (including the underlying Restricted Stock and "Accrued Dividends," as such term is hereinafter defined).

               (c) Voting Rights and Dividends. The Participant shall have all of the voting rights attributable to the shares of Restricted Stock issued to him. Regular quarterly cash dividends declared and paid by the Company with respect to the shares of Restricted
Stock shall be paid to the Participant. Any extraordinary dividends declared and paid by the Company with respect to shares of Restricted Stock ("Accrued Dividends") shall not be paid to the Participant until such Restricted Stock becomes Vested Stock.
Such Accrued Dividends shall be held by the Company as a general obligation and paid to the Participant at the time the underlying
Restricted Stock becomes Vested Stock.

               (d)  Vested Stock - Removal of Restrictions.  Upon
Restricted Stock becoming Vested Stock, all restrictions shall be removed from the certificates representing such Stock and the Secretary of the Company shall deliver to the Participant certificates representing such Vested Stock free and clear of all restrictions, except for any applicable securities laws restrictions, together with a check in the amount of all Accrued
Dividends attributed to such Vested Stock without interest thereon.

          4. Legends. The shares of Stock which are the subject of the Award shall be subject to the following legend:

     "THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE
     SUBJECT TO AND ARE TRANSFERRABLE ONLY IN ACCORDANCE
     WITH THAT CERTAIN AWARD AGREEMENT FOR DEVON ENERGY
     CORPORATION 2000 RESTRICTED STOCK BONUS PLAN DATED THE
     _____ DAY OF ______, 2000.  ANY ATTEMPTED TRANSFER OF
     THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE IN
     VIOLATION OF SUCH AGREEMENT SHALL BE NULL AND VOID AND
     WITHOUT EFFECT.  A COPY OF THE AGREEMENT MAY BE
     OBTAINED FROM THE SECRETARY OF DEVON ENERGY
     CORPORATION."

          5. Stock Powers and the Beneficiary. The Participant hereby agrees to execute and deliver to the Secretary of the Company a stock power (endorsed in blank) in the form of Exhibit B hereto covering his Award and authorizes the Secretary to deliver to the Company any and all shares of Restricted Stock that are forfeited under the provisions of this Agreement. The Participant further authorizes the Company to hold as a general obligation of the Company any Accrued Dividends and to pay such dividends to the Participant at the time the underlying Restricted Stock becomes
Vested Stock.

          6. Nontransferability of Award. The Participant shall not have the right to sell, assign, transfer, convey, dispose, pledge, hypothecate, burden, encumber or charge the Award or any Restricted Stock or any interest therein in any manner whatsoever.

          7. Notices. All notices or other communications relating to the Plan and this Agreement as it relates to the Participant shall be in writing and shall be deemed to have been made if personally delivered in return for a receipt, or if mailed by regular U.S. mail, postage prepaid, by the Company to the Participant at his or her last known address evidenced on the payroll records of the Company.

          8. Binding Effect and Governing Law. This Agreement shall be (i) binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns except as may be limited by the Plan, and (ii) governed and construed under the laws of the State of Oklahoma.

          9. Withholding. The Company and the Participant shall comply with all federal and state laws and regulations respecting the required withholding, deposit and payment of any income, employment or other taxes relating to the Award (including
Accrued Dividends). The Company shall withhold the employer's minimum statutory withholding based upon minimum statutory withholding rates for federal and state purposes, including payroll taxes, that are applicable to such supplemental taxable income. Any payment of required withholding taxes by the Participant in the form of Common Stock shall not be permitted if it would result in an accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

         10. Award Subject to Claims of Creditors. The Participant shall not have any interest in any particular assets of the Company, its parent, if applicable, or any Subsidiary by reason of the right to earn an Award (including Accrued Dividends) under the Plan and this Agreement, and the Participant or any other person shall have only the rights of a general unsecured creditor of the Company, its parent, if applicable, or a Subsidiary with respect to any rights under the Plan or this Agreement.

         11. Captions. The captions of specific provisions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provision hereof.

         12. Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes, but all of which taken together shall form one agreement.

         13. Arbitration of Disputes. Any disputes, claims or controversies between the Participant and the Company which may arise out of or relate to this Agreement shall be settled by arbitration. This agreement to arbitrate shall survive the termination of this Agreement. Any arbitration shall be in accordance with the Rules of the American Arbitration Association and shall be undertaken pursuant to the Federal Arbitration Act. Arbitration will be held in Oklahoma City, Oklahoma unless the parties mutually agree on another location. The decision of the arbitrator(s) will be enforceable in any court of competent jurisdiction. The arbitrator(s) may, but will not be required, to award such damages or other monetary relief as either party might be entitled to receive from a court of competent jurisdiction. Nothing in this agreement to arbitrate shall preclude the Company from obtaining injunctive relief from a court of competent jurisdiction prohibiting any on-going breaches of the Agreement by the Participant pending arbitration. The arbitrator(s) may also award costs and attorneys' fees in connection with the arbitration to the prevailing party; however, in the arbitrator's(s') discretion, each party may be ordered to bear its/his/her own costs and attorneys' fees.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

"COMPANY"                     DEVON ENERGY CORPORATION,
                              a Delaware corporation


                              By

"PARTICIPANT"

                            Exhibit A

              [Copy of 2000 Restricted Stock Bonus Plan]

                            Exhibit B

              ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, ________________________, an individual, hereby irrevocably assigns and conveys to ________________________, ______________ (_____) shares of the
Common Stock of Devon Energy Corporation, a Delaware corporation,
$.10 par value.

DATED:

                              ______________________, an individual